EXHIBIT 99.1

Platform Specialty Products Corporation
Announces Second Quarter of 2016 Financial Results

•	Second quarter net sales of $922 million, an increase of 36.5%

•	Reported net loss attributable to common stockholders of $9 million

•	Second quarter GAAP EPS of $(0.04)

•	Second quarter adjusted EBITDA* of $193 million, an increase of 15.0%

•	Second quarter organic sales* increase of 1.4%

•	Increasing lower-end of full year adjusted EBITDA* guidance to range of $735 million to $775 million
West Palm Beach, Fla., August 8, 2016, Platform Specialty Products Corporation (NYSE: PAH) (“Platform” or the “Company”), a global, diversified specialty chemicals company, today announced its financial results for the second quarter and first half of 2016.
For the three months ended June 30, 2016:

•
Net sales on a reported basis for the second quarter of 2016 were $922 million, an increase of 36.5%. On a comparable basis over the second quarter of 2015, excluding the impact of currency changes and divestitures, organic sales increased 1.4% year-over-year;

◦
Performance Solutions segment: Net sales were $438 million, an increase of 141.3% compared to the same period of 2015. On a comparable basis, excluding the impact of currency changes, organic sales decreased 2.2% year-over-year;

◦
Agricultural Solutions segment: Net sales were $484 million, a decrease of 2.0% over the same period of 2015. On a comparable basis, excluding the impact of currency changes, organic sales increased 4.8% year-over-year;

•
Reported net loss attributable to common stockholders was $9 million, compared to a net loss of $12 million for the same period in 2015. Diluted loss per share were $0.04 on a GAAP basis compared to a loss of $0.06 in the same period of 2015;

•	Adjusted diluted earnings per share* were $0.16 compared to comparable adjusted diluted earnings per share of $0.25 in the same period of 2015;

•
Adjusted EBITDA* for the second quarter of 2016 was $193 million, an increase of 15.0% on a reported basis and a decrease of 9.5% on a comparable basis over the second quarter of 2015. Adjusted EBITDA declined 6.1% on a comparable constant currency basis;

◦
Performance Solutions segment: Adjusted EBITDA* was $98 million, an increase of 0.4% from comparable adjusted EBITDA in the second quarter of 2015. On a comparable constant currency basis, adjusted EBITDA for this segment increased 4.3%;

◦
Agricultural Solutions segment: Adjusted EBITDA* was $95 million, a decline of 17.9% from comparable adjusted EBITDA in the second quarter of 2015. On a comparable constant currency basis, adjusted EBITDA for this segment decreased 14.9%;

◦	Overall Adjusted EBITDA margin was 20.9% compared to a reported margin of 24.9% in the second quarter of 2015 and a comparable constant currency margin of 22.4% in the second quarter of 2015;

•
Additional cost synergies of $13 million were reported in the second quarter of 2016 from the ongoing integrations in the Agricultural Solutions and Performance Solutions segments. The business realized $25 million of new synergies in the first half of 2016 and remains on track to achieve an estimated $40 million of cost synergies in 2016.

* See VI. Non-U.S. GAAP Measures.
CEO Comment
Chief Executive Officer Rakesh Sachdev said, “This was a strong quarter for Platform despite the weakness we are seeing in several of our end markets.  Our businesses are demonstrating their resilience in these growth-starved times for our key industries.

The Ag business continues to post impressive growth outside of North America, and we have plans to stabilize our business in the United States where market conditions are challenging. The Performance business continues to demonstrate strong earnings growth despite a difficult electronics market, and our integrations of recently acquired companies are going well and ahead of schedule. We are half way through what has continued to be a challenging year, but I am happy to report that our businesses are performing well, and I am confident in our teams’ ability to improve our run-rate in the second half of 2016. Therefore, we have decided to increase the lower-end of our adjusted EBITDA guidance to a new range of $735 million to $775 million.”
Conference Call
Platform will host a webcast/dial-in conference call to discuss its second quarter of 2016 financial results at 8:30 a.m. (Eastern Time) on Monday, August 8, 2016. Participants on the call will include Rakesh Sachdev, Chief Executive Officer; Sanjiv Khattri, Chief Financial Officer; and Benjamin Gliklich, Executive Vice President - Operations and Strategy.
To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 52247884. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.
About Platform
Platform is a global, diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including agricultural, animal health, electronics, graphic arts, plating, and offshore oil and gas production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.
Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws, which include statements regarding Platform's adjusted EBITDA, adjusted diluted earnings per share, expected or estimated revenue, meeting financial goals, segment earnings, net interest expense, income tax provision, restructuring costs and other non-cash charges, the outlook for the Company's markets and the demand for its products, consistent profitable growth, free cash flows, full year cash taxes paid, capital expenditures, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, performance trends, bank leverage ratios, the success of new product introductions, growth in costs and expenses, the impact of commodities costs and currencies, and the Company's ability to manage its risk in these areas, the Company’s ability to identify, hire and retain executives and other qualified employees, the Company’s assessment over its internal control over financial reporting, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company's ability to raise new debt and equity and to integrate and obtain the anticipated results and synergies from its consummated and future acquisitions. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2015 and quarterly report on Form 10-Q for the three months ended March 31, 2016. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
-FINANCIAL TABLES TO FOLLOW-

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions, except per share amounts)	2016	2015	2016	2015
Net sales	$922	$675	$1,745	$1,210
Cost of sales	541	407	1,009	734
Gross profit	381	269	737	476
Operating expenses:
Selling, technical, general and administrative	265	206	549	398
Research and development	21	18	40	31
Total operating expenses	286	225	590	430
Operating profit	95	44	147	46
Other (expense) income:
Interest expense, net	(97)	(51)	(191)	(91)
Loss on derivative contracts	(5)	(1)	(11)	(1)
Foreign exchange gain (loss)	25	(15)	(46)	19
Other income, net	2	14	4	16
Total other expense	(76)	(53)	(244)	(57)
Income (loss) before income taxes and non-controlling interests	19	(9)	(97)	(11)
Income tax (expense) benefit	(27)	—	(45)	(25)
Net loss	(8)	(9)	(142)	(35)
Net income attributable to the non-controlling interests	(1)	(3)	(1)	(4)
Net loss attributable to common stockholders	$(9)	$(12)	$(144)	$(39)
Loss per share
Basic	$(0.04)	$(0.06)	$(0.63)	$(0.20)
Diluted	$(0.04)	$(0.06)	$(0.63)	$(0.20)
Weighted average shares outstanding
Basic	230	193	230	192
Diluted	230	193	230	192

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(amounts in millions)	2016	2015
Assets
Cash and cash equivalents	$342	$432
Restricted cash	1	—
Accounts receivable, net of allowance for doubtful accounts of $24.2 and $14.4 at June 30, 2016 and December 31, 2015, respectively	1,182	1,023
Inventories	573	518
Note receivable	—	125
Prepaid expenses and other current assets	171	173
Total current assets	2,268	2,271
Property, plant and equipment, net	480	492
Goodwill	4,370	4,022
Intangible assets, net	3,454	3,314
Other assets	99	92
Total assets	$10,672	$10,190
Liabilities & Stockholders' Equity
Accounts payable	394	450
Current installments of long-term debt and revolving credit facilities	162	55
Accrued salaries, wages and employee benefits	64	78
Accrued income taxes payable	76	65
Accrued expenses and other current liabilities	441	414
Total current liabilities	1,136	1,062
Long-term debt and capital lease obligations	5,187	5,174
Long-term retirement benefits, less current portion	76	81
Long-term deferred income taxes	734	679
Long-term contingent consideration	75	71
Other long-term liabilities	251	205
Total liabilities	7,458	7,271
Commitments and contingencies (Note 15)
Redeemable preferred stock - Series B	646	646
Stockholders' Equity
Preferred stock - Series A	—	—
Common stock 400 shares authorized, 230 and 229 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	2	2
Additional paid-in capital	3,524	3,520
Accumulated deficit	(676)	(533)
Accumulated other comprehensive loss	(474)	(886)
Total stockholders equity	2,377	2,104
Non-controlling interests	191	169
Total equity	2,568	2,273
Total liabilities, redeemable preferred shares and stockholders' equity	$10,672	$10,190

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
(amounts in millions)	March 31, 2016	June 30, 2016	June 30, 2016	June 30, 2015
Cash flows from operating activities:
Net loss	$(134)	$(8)	$(142)	$(35)
Adjustment to reconcile net loss from operations to net cash flows (used in) provided by operating activities:
Depreciation and amortization	83	85	168	114
Deferred income taxes	(14)	(10)	(24)	18
Non-cash fair value adjustment to contingent consideration	3	1	4	4
Manufacturer's profit in inventory adjustment	12	—	12	57
Equity compensation expense	—	3	3	3
Foreign exchange loss (gain)	62	(28)	33	(20)
Non-cash restructuring charges	5	(1)	4	5
Impairment loss	3	—	3	—
Amortization of deferred financing costs	5	2	7	5
Provision for bad debts	1	2	3	4
Other, net	4	1	5	(3)
Changes in assets & liabilities, net of acquisitions:
Accounts receivable	(103)	12	(91)	(102)
Inventories	(87)	45	(41)	(41)
Accounts payable and accrued expenses	(53)	(15)	(68)	80
Other changes in assets and liabilities, net	4	8	12	13
Net cash flows (used in) provided by operating activities	(210)	97	(113)	100
Cash flows from investing activities:
Change in restricted cash	(1)	—	(1)	600
Capital expenditures	(12)	(11)	(23)	(29)
Investment in registrations of products	(8)	(8)	(15)	(15)
Proceeds from disposal of property, plant and equipment	2	10	12	—
Derivative payments	(1)	(3)	(5)	—
Acquisition of businesses, net of acquired cash	(1)	3	1	(2,857)
Other, net	—	—	(1)	—
Net cash flows used in investing activities	(20)	(10)	(30)	(2,301)
Cash flows from financing activities:
Debt proceeds (payments), net of discount and premium	1	(2)	(1)	2,083
Change in revolving credit facilities, net	133	(28)	104	7
Repayments of borrowings	(9)	(9)	(17)	(10)
Proceeds from issuance of common stock, net	—	—	—	469
Payment of debt financing fees	—	(1)	(1)	(46)
Change in factored liabilities	(4)	(33)	(37)	(19)
Other, net	(1)	—	(1)	(1)
Net cash flows provided by (used in) financing activities	121	(73)	48	2,484
Effect of exchange rate changes on cash and cash equivalents	7	(2)	6	(9)
Net (decrease) increase in cash and cash equivalents	(103)	12	(91)	275
Cash and cash equivalents at beginning of period	432	330	432	397
Cash and cash equivalents at end of period	$330	$342	$342	$672
Non-cash Investing Activities
Settlement of Note Receivable in exchange for OMG Malaysia	$125	$—	$125	$—
Acquisition of OMG Malaysia through the settlement of Note Receivable	$(125)	$—	$(125)	$—

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO
COMPARABLE ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited)

		Three Months Ended		Six Months Ended
(amounts in millions, except per share amounts)		June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net loss attributable to common stockholders		$(9)	$(12)	$(144)	$(39)
Pre-acquisition activity of acquired companies:	(1)
Net sales		—	276	—	638
Cost of sales		—	(165)	—	(385)
Selling, technical, general and administrative expense		—	(69)	—	(174)
Research and development expense		—	(8)	—	(20)
Other income		—	4	—	5
		—	38	—	64
Adjustments:
Interest expense for pre-acquisition periods	(1)	—	(35)	—	(82)
Reversal of amortization expense	(1, 2)	67	54	131	104
Adjustment for investment in registration of products	(1, 2)	(8)	(6)	(15)	(15)
Long-term compensation issued in connection with acquisitions	(3)	—	—	—	2
Restructuring expenses	(4)	7	14	12	16
Manufacturer's profit in inventory purchase accounting adjustments	(5)	—	21	12	57
Acquisition and integration costs	(6)	5	24	24	55
Non-cash change in fair value of contingent consideration	(7)	1	1	4	4
Foreign exchange (gain) loss on foreign denominated external and internal debt	(1, 8)	(19)	18	47	(6)
Gain on legal settlement		(3)	(16)	(3)	(16)
Other expenses (income)	(9)	—	—	3	(3)
Adjustment to estimated effective tax rate	(10)	3	(36)	4	(35)
Adjustment to reverse (loss) income attributable to non-controlling interests resulting from the MacDermid acquisition	(11)	(2)	2	(3)	1
		51	41	216	82
Comparable adjusted net income attributable to common stockholders		$43	$66	$73	$108

Comparable adjusted diluted earnings per share	(12)	$0.16	$0.25	$0.27	$0.41

Adjusted shares outstanding (in millions)		266	266	266	266
(1) The Company adjusts for the results of operations of Alent plc ("Alent") and businesses of OM Group, Inc. (the "OMG Businesses"), prior to their acquisition, adjusted to conform with the Company’s accounting policies and adjustments described herein, in order to facilitate comparison against prior and future results. The Company also adjusts interest expense to represent the additional interest expense that the Company would have incurred had the acquisition-related debt had occurred at the beginning of the periods presented in order to be consistent with the inclusion of the results of operations.
(2) The Company eliminates amortization related to (i) intangible assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of its products (“registration rights”) as part of ongoing operations, and deducts capital expenditures associated with obtaining these registration rights. The Company believes this adjustment provides insight to the cash flows necessary to maintain and enhance the Company's product portfolio.
(3) Adjustment for the portion of long-term compensation plans associated with the acquisitions of Alent (the "Alent Acquisition") and the OMG Businesses (the "OMG Acquisition," and together with the Alent Acquisition, the "Performance Solutions Acquisitions") for 2016 and the acquisitions of Arysta LifeScience Limited (the "Arysta Acquisition") and the Chemtura AgroSolutions business of Chemtura Corporation (the "CAS Acquisition," and together with the Arysta Acquisition, the "Agricultural Solutions Acquisitions") for 2015. The Company adjusts these costs because they are not reflective of ongoing operations. The Company does not adjust for the cost of non-acquisition related ongoing long-term compensation plans.

NOTE: Totals may not foot due to rounding	6

(4) Adjusted for cost of restructuring acquired businesses in both the Agricultural Solutions and Performance Solutions segments. The Company adjusts these costs because they are not reflective of ongoing operations.
(5) Adjustment for purchase accounting fair value adjustment to inventory associated with acquisitions charged to cost of sales primarily related to the Performance Solutions Acquisitions in 2016 and the Agricultural Solutions Acquisitions in 2015. The Company adjusts these costs because they are not reflective of ongoing operations.
(6) The Company adjusts for costs associated with acquisitions, including costs of obtaining related financing such as investment banking, legal, and accounting fees; and transfer taxes for 2016 and 2015. 2016 adjustment also includes the costs associated with an investigation related to certain past business practices of Arysta, an acquired company, and costs of integrating acquisitions. 2015 also includes a bonus paid to a member of management of an acquired company related to the completion the Arysta Acquisition. The Company adjusts these costs because they are not reflective of ongoing operations.
(7) The Company adjusts for the change in fair value of the contingent consideration in connection with the acquisition of MacDermid, Incorporated (the "MacDermid Acquisition"). The Company adjusts these costs because they are not reflective of ongoing operations.
(8) The Company adjusts foreign exchanges gains and losses on intercompany and third-party long-term debt because these currencies are out of its control, are expected to offset on a long-term basis and, due to their long-term nature, are not fully realized. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables with third parties.
(9) 2016 adjustment primarily corresponds to the write down of certain fixed assets. 2015 adjustment reflects the gain related to the expiration of a put option on Platform's common stock issued in connection with an acquisition during 2014. The Company adjusts these costs because they are not reflective of ongoing operations.
(10) The Company adjusts the effective tax rate to 35%. This adjustment does not reflect the Company’s current or near-term tax structure, including limitations on its ability to utilize net operating losses and foreign tax credits in certain jurisdictions. These factors would increase the effective tax rate above 35%. As a result of current tax structure, the Company’s effective tax rate in accordance with GAAP was 143.1% for the three months ended June 30, 2016, and the Company's paid cash income taxes amounted to $28.0 million. The Company adjusts to the effective tax rate to provide a meaningful comparison of its performance between periods.
(11) The Company adjusts for the non-controlling interest expense or income related to the non-controlling interest created at the time of the MacDermid Acquisition because holders of such equity interest are expected to convert their holdings into shares of Platform's common stock. The Company adjusts these costs because they are not reflective of ongoing operations.
(12) The Company defines "Adjusted Diluted Shares" as the outstanding shares of Platform's common stock at June 30, 2016 plus the number of shares that would be issued if convertible stock were converted to Platform's common stock, vested stock options were exercised, and all awarded equity granted were vested as of June 30, 2016. The Company adjusts the outstanding shares of Platform's common stock for this calculation to provide an understanding of the Company’s results of operations on a per share basis.
PLATFORM SPECIALTY PRODUCTS CORPORATION
CALCULATION OF NON-GAAP ADJUSTED DILUTED SHARES AT JUNE 30, 2016
(Unaudited)

Outstanding shares (millions)	230
Number of shares issuable upon conversion of Series B Convertible Preferred Stock	22
Number of shares issuable upon conversion of PDH Common Stock	8
Number of shares issuable upon conversion of Series A Preferred Stock	2
Stock options	1
Equity awards granted	4
Adjusted Diluted shares	266

NOTE: Totals may not foot due to rounding	7

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS TO
COMPARABLE ADJUSTED EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions)	2016	2015	2016	2015
Comparable adjusted net income attributable to common stockholders	$43	$66	$73	$108
Net income attributable to the non-controlling interests	2	1	4	2
Adjusted net income attributable to stockholders	45	67	77	111
Adjustments to reconcile to comparable adjusted EBITDA:
Income tax expense	24	36	41	60
Interest expense, net	97	86	191	172
Depreciation expense	19	18	37	33
Investment in registration of products	8	6	15	15
Comparable Adjusted EBITDA	$193	$213	$361	$392

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions)		2016	2015	2016	2015
Net loss attributable to common stockholders		$(9)	$(12)	$(144)	$(39)
Net income attributable to the non-controlling interests		1	3	1	4
Income tax expense		27	—	45	25
Net income (loss) before income taxes and non-controlling interests		19	(9)	(97)	(11)
Adjustments to reconcile to Adjusted EBITDA:
Interest expense, net		97	51	191	91
Depreciation expense		19	14	37	22
Amortization expense		67	53	131	92
Long-term compensation issued in connection with acquisitions	(3)	—	—	—	2
Restructuring expenses	(4)	7	12	12	14
Manufacturer's profit in inventory purchase accounting adjustments	(5)	—	21	12	57
Acquisition and integration costs	(6)	5	24	24	55
Non-cash change in fair value of contingent consideration	(7)	1	1	4	4
Legal settlements		(3)	(16)	(3)	(16)
Foreign exchange gains (losses) on foreign denominated external and internal debt	(8)	(19)	18	47	(6)
Other expense (income)	(9)	—	—	3	(3)
Adjusted EBITDA*		$193	$168	$361	$300

* See footnote descriptions below the Comparable Adjusted Diluted Earnings Per Share table.

NOTE: Totals may not foot due to rounding	8

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF ORGANIC SALES GROWTH
(Unaudited)

	Three Months Ended June 30, 2016
(amounts in millions)	Performance Solutions		Agricultural Solutions		Total
Change in net comparable sales	$(20)	(4.3)%	$(10)	(2.1)%	$(30)	(3.1)%
Dispositions	—	—	9	1.9	9	1.0
Foreign exchange impacts	10	2.3	24	5.0	34	3.7
Impact of metal prices	(1)	(0.2)	—	—	(1)	(0.1)
Organic sales growth	$(10)	(2.2)%	$23	4.8%	$13	1.4%

	Six Months Ended June 30, 2016
(amounts in millions)	Performance Solutions		Agricultural Solutions		Total
Change in net comparable sales	$(55)	(6.0)%	$(48)	(5.2)%	$(103)	(5.6)%
Acquisitions	3	0.3	—	—	3	0.2
Dispositions	—	—	14	1.6	14	0.8
Foreign exchange impacts	27	3.0	57	6.1	84	4.6
Impact of metal prices	7	0.8	—	—	7	0.4
Organic sales growth	$(18)	(2.0)%	$23	2.5%	$5	0.3%

NOTE: Totals may not foot due to rounding	9

PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I.	Unaudited Financial Performance
	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions)	2016	2015	2016	2015
Revenue
Performance Solutions	$438	$182	$858	$362
Agricultural Solutions	484	494	887	848
Total	$922	$675	$1,745	$1,210

Adjusted EBITDA
Performance Solutions	$98	$54	$181	$103
Agricultural Solutions	95	114	181	197
Total	$193	$168	$361	$300

Adjusted EBITDA Margin
Performance Solutions	22.4%	29.8%	21.1%	28.4%
Agricultural Solutions	19.6%	23.1%	20.3%	23.2%
Total	20.9%	24.9%	20.7%	24.8%

II.	Unaudited Comparable Financial Performance
	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions)	2016	2015	2016	2015
Revenue
Performance Solutions	$438	$458	$858	$913
Agricultural Solutions	484	494	887	936
Total	$922	$951	$1,745	$1,848

Adjusted EBITDA
Performance Solutions	$98	$98	$181	$187
Agricultural Solutions	95	116	181	205
Total	$193	$213	$361	$392

Adjusted EBITDA Margin
Performance Solutions	22.4%	21.3%	21.1%	20.5%
Agricultural Solutions	19.6%	23.4%	20.3%	21.9%
Total	20.9%	22.4%	20.7%	21.2%

NOTE: Totals may not foot due to rounding	10

PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION (continued)
(Unaudited)

III.	Unaudited Comparable Constant Currency Financial Performance
	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions)	2016	2015	2016	2015
Revenue
Performance Solutions	$448	$458	$885	$913
Agricultural Solutions	508	494	944	936
Total	$956	$951	$1,829	$1,848

Adjusted EBITDA
Performance Solutions	$102	$98	$189	$187
Agricultural Solutions	99	116	190	205
Total	$200	$213	$379	$392

Adjusted EBITDA Margin
Performance Solutions	22.7%	21.3%	21.3%	20.5%
Agricultural Solutions	19.4%	23.4%	20.1%	21.9%
Total	20.9%	22.4%	20.7%	21.2%

IV.	Unaudited Capital Structure
(amounts in millions)	Maturity	Coupon	June 30, 2016
Instrument
Corporate Revolver ($500M)	6/7/2019		$90
Term Loan - USD (1)	6/7/2020	L + 450	2,684
Term Loan - EUR (1)	6/7/2020	L + 450	645
Other Debt			52
Total First Lien Debt			$3,471
10.375% Senior Notes due 2021	5/1/2021	10.375%	500
6.5% Senior Notes due 2022	2/1/2022	6.5%	1,100
6.0% Senior Notes due 2023 (Euro)	2/1/2023	6.0%	389
Total Unsecured Debt			$1,989
Total Debt			$5,460
Cash Balance as of 6/30/16			$342
Net Debt			$5,118
Series B Make-Whole (2)			$404
Shares Outstanding (3)			266
Market Capitalization (4)			$2,362
Total Capitalization			$7,884

(1)
Platform has swapped certain amounts of its floating term loans to fixed rate including $1.2 billion of its USD tranches and €283 million of its Euro tranches. At June 30, 2016, approximately 36% of debt was floating and 64% was fixed.

(2)
Includes only the potential make-whole “cash” component of the Series B Convertible Preferred Stock as of June 30, 2016. Potential make-whole calculation: ($27.14 – Platform's closing price of $8.88 at June 30, 2016) X 22.1 million shares.

(3)	266 million shares outstanding at June 30, 2016 on a comparable fully diluted basis, including 22.1 million shares related to the Series B Convertible Preferred Stock.
(4)	Based on Platform's closing price of $8.88 at June 30, 2016.

NOTE: Totals may not foot due to rounding	11

PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION (continued)
(Unaudited)

V.	Selected Financial Data
(amounts in millions)	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Book Interest Expense	$99	$195
Cash Interest Expense	83	183
Book Income Tax Expense	27	45
Cash Income Taxes Paid	28	54
Capital Expenditures	11	23
Investments in Product Registrations	8	15
VI. Non-U.S. GAAP Measures
For purposes of Regulation G, a non-U.S. GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statements of operations, balance sheets, or statements of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.
To supplement the financial measures prepared in accordance with U.S. GAAP, Platform has provided in this release the following non-U.S. GAAP financial measures: comparable adjusted diluted earnings per share, comparable sales, adjusted EBITDA, comparable adjusted EBITDA, and organic sales. We also evaluate and present our results of operations on a constant currency and comparable constant currency basis. Management believes that these measures provide useful information to investors by excluding certain items that it believes are not representative of the Company's business and including other items that it believes are useful in evaluating the Company's business; thereby providing a more complete understanding of the Company's operational results and a meaningful comparison of the Company's performance between periods and to its peers. When reconciled to the corresponding U.S. GAAP measures, these non-U.S. GAAP measures also help the Company's investors to understand the long-term profitability trends of its businesses. Finally, these non-U.S. GAAP measures address questions the Company routinely receives from securities analysts, investors and other interested parties in the evaluation of companies in our industry and, in order to assure that all investors have access to the same data, the Company has determined that it is appropriate to make this data available to all.  Non-U.S. GAAP financial measures are however not prepared in accordance with GAAP, as they exclude certain items as described herein, and may not be indicative of the results that the Company expects to recognize for future periods. In addition, these non-U.S. GAAP financial measures may differ from measures that other companies may use. As a result, these non-U.S. GAAP financial measures should be considered in addition to, and not a substitute for, financial information prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these non-U.S. GAAP measures to their most directly comparable U.S. GAAP financial measure.
A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures has been provided in the financial tables as part of this release. The Company only provides guidance on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measure to GAAP, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructuring, integration and acquisition-related expenses, share-based compensation amounts, adjustments to inventory and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Comparable Sales
Comparable sales is defined as sales adjusted for the sales of our acquisitions as if they had occurred on January 1, 2015. Management believes this measure provides investors with a more complete understanding of sales trends by providing sales on a more consistent basis.

NOTE: Totals may not foot due to rounding	12

Organic Sales
Organic sales is defined as comparable sales excluding the impact of currency, metals price, divestitures and acquisitions, as applicable. Management believes this measure provides investors with a more complete understanding of the underlying sales trends by providing comparable sales over differing periods on a consistent basis.
Constant Currency and Comparable Constant Currency
Our constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we also evaluate our performance. We calculate constant currency percentages by converting our current-period local currency financial results into U.S. Dollar using the prior period's exchange rates and comparing these adjusted amounts to our prior period reported results. The comparable constant currency presentation includes actual results adjusted to reflect acquisitions and related financings as though they had occurred on January 1, 2015 adjusted for the effects of purchase accounting on actual results. Management believes that this presentation provides a more complete understanding of the Company's operational results and a meaningful comparison of its performance between periods. However, this comparable financial information is provided for informational purposes only and is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Company’s acquisitions been completed as of the dates indicated, or that may be achieved in the future.
Adjusted EBITDA and Comparable Adjusted EBITDA
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as further adjusted for additional items included in earnings that are not representative or indicative of our ongoing business as described in the footnotes to the non-GAAP measures reconciliations. Comparable adjusted EBITDA is defined as Adjusted EBITDA adjusted to reflect acquisitions and the related financings as though they had occurred on January 1, 2015 without the impact of purchase accounting. Adjusted EBITDA and comparable adjusted EBITDA are key metrics used by management to measure operating performance and trends. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and comparable adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Comparable Adjusted Diluted Earnings Per Share
Comparable adjusted diluted earnings per share is defined as net loss attributable to common stockholders adjusted to reflect acquisitions and the related financings as though they had occurred on January 1, 2015 without the impact of purchase accounting, as well as other adjustments consistent with our definition of Adjusted EBITDA. Additionally, we eliminate the amortization associated with (i) intangibles assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of our products (“registration rights”) as part of ongoing operations and deduct capital expenditures associated with obtaining these registration rights. Further, we adjust the effective tax rate to 35% as described in the notes to the reconciliation. The resulting comparable adjusted net income available to stockholders is divided by the number of shares of outstanding common stock as of June 30, 2016 plus the number of shares that would be issued if convertible stock were converted to common stock, vested stock options were exercised, and all awarded equity granted were vested as of June 30, 2016. Comparable adjusted diluted earnings per share is a key metric used by management to measure operating performance and trends. In particular, the exclusion of certain expenses in calculating comparable adjusted diluted earnings per share facilitates operating performance comparisons on a period-to-period basis.
CONTACT:

Investor Relations Contact:

Carey Dorman
Director - Corporate Development
Platform Specialty Products Corporation
1-561-406-8465

Media Contact:

Liz Cohen
Weber Shandwick
1-212-445-8044